EXHIBIT 6.11

                                POOLING AGREEMENT


THIS AGREEMENT dated for reference April 6, 1999.

AMONG:
              Kidstoysplus.com, Inc.

              (hereinafter called the "Issuer")
                                                               OF THE FIRST PART
AND:
              The undersigned shareholders of
              Kidstoysplus.com, Inc.

              (hereinafter called the "Shareholders")
                                                              OF THE SECOND PART

AND:
              Albert R. Timcke

              (hereinafter called the "Pooling Agent")
                                                               OF THE THIRD PART



WHEREAS:

A. The Shareholders, as described in Schedule "A" hereto, are the holders of shares of common stock (the "Shares") of Kidstoysplus.com, Inc. (the "Issuer") issued as seed capital by the Issuer at $0.01 per share;

B. The Shareholders have agreed to place the Shares in pool with the Pooling Agent on the terms and conditions herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TEN DOLLARS ($10.00) now paid by the parties hereto, each to the other (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. In this Agreement, "Effective Date" shall mean the day the Shareholders have acquired Shares of the Issuer.

2. The Shareholders hereby agree with the Issuer and the Pooling Agent that they will respectively deliver or cause to be delivered to the Pooling Agent certificates for their Shares (as set out in Schedule "A" hereto) to be held by the Pooling Agent and released, subject as hereinafter provided, as provided in Schedule "A".

3. The Shareholders shall be entitled to a letter or receipt from the Pooling Agent stating the number of Shares represented by certificates held for them by the Pooling Agent subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

4. The Shareholders shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the said Shares or beneficial ownership of or any interest in them; and the Pooling Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of or interest in the said Shares, except as may be required by reason of the death or bankruptcy of any one or more of the Shareholders, in which case the Pooling Agent shall hold the said certificates for Shares subject to this Agreement for whatever person or persons, firm or corporation that may thus become legally entitled thereto.

5. The Parties agree that the Shares are being pooled in the best interests of the Issuer and its shareholders and have not been pooled due to duress or undue influence.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

7. This Agreement may be executed in several parts in the same form and such parts so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

8. Each of the signatories hereby agree that new shareholders of the Issuer may agree to be bound as parties to this Agreement from time to time and pool their shareholdings in the Issuer from time to time by amendments hereto which need only be signed by the Issuer, the Pooling Agent and the shareholders joining the Agreement from time to time.

9. The parties hereto agree that in consideration of the Pooling Agent agreeing to act as Pooling Agent as aforesaid, the Issuer and the Shareholders do hereby covenant and agree from time to time and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Pooling Agent, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the said Pooling Agent, its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Pooling Agent pursuant to this Agreement.

10. It is further agreed by and between the parties hereto and, without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Pooling Agent shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against its costs of such proceedings.


IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholders, have executed these presents as of the day and year first above written.


SIGNED, SEALED AND DELIVERED            )
                                        )    -----------------------------------
by the Issuer in the presence of:       )    Name of Issuer
                                        )
----------------------------------      )    Per: ------------------------------
Witness                                 )         signature
----------------------------------      )    -----------------------------------
Address                                 )    -----------------------------------
----------------------------------      )    -----------------------------------
City and Postal Code                    )    Address for service


SIGNED, SEALED AND DELIVERED            )
                                        )    -----------------------------------
by the Pooling Agent in the presence of:)    Name of Pooling Agent
                                        )
                                        )
----------------------------------      )    Per: ------------------------------
Witness                                 )         signature
----------------------------------      )    -----------------------------------
Address                                 )    -----------------------------------
----------------------------------      )    -----------------------------------
City and Postal Code                    )    Address for service

IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholders, have executed these presents as of the day and year first above written.




SIGNED, SEALED AND DELIVERED            )
                                        )    -----------------------------------
by a Shareholder in the presence of:    )    Name of Shareholder
                                        )
                                        )
----------------------------------      )    Per: ------------------------------
Witness                                 )         signature
----------------------------------      )    -----------------------------------
Address                                 )    -----------------------------------
----------------------------------      )    -----------------------------------
City and Postal Code                    )    Address for service

                                  SCHEDULE "A"

The Shares shall be released as to:

a.   25% of the Shares on October 5, 1999 (the "First Release Date"); and

b. the balance of the Pooled Shares on the earlier of (i) 8.33% of the Shares per month following the First Release Date until all Shares are released or
     (ii) the date that the Issuer has closed a financing raising not less than US$3,000,000 following the initial date of this agreement as certified by the auditor of the Issuer.




Shareholder                                               Shares Pooled
-----------                                               -------------

B.H. Holdings (Bermuda) Ltd.                                 440,000

Ridgeback Developments (Bermuda) Ltd.                        440,000

Old Head Financial Corp.                                     440,000

Tullamore Investments Ltd.                                   440,000

Cannon Bridge Ventures Partners Ltd.                         440,000

Valda Antonius                                               440,000

Niele Jiwan                                                  220,000

NewCoast Capital Group                                       440,000

Tony Chan                                                    110,000

Daniel Siu                                                   110,000

Peter Chu                                                    110,000

Jasson Aisenstat                                             45,000

S.D. Paquin                                                  25,000

Leo Wong                                                     110,000

Harley Mayers                                                75,000

Gus C. Wahlroth                                              75,000